Exhibit 23.2

TELENET GROUP HOLDING NV

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 of Liberty Global, Inc., of our report dated February 22, 2008 relating to the consolidated financial statements of Telenet Group Holding NV as of December 31, 2007 and for the year then ended, which appears in Liberty Global, Inc.’s Annual Report on Form 8-K of Liberty Global, Inc. dated May 11, 2010.

Antwerp, Belgium, September 27, 2010

PricewaterhouseCoopers Bedrijfsrevisoren bcvba

Represented by,

/s/ Bernard Gabriëls